AXA Equitable Life Insurance Company

EQUI-VEST® Strategies

403(b) TSA Enrollment Form

Mailing Instructions:

Express Mail: (with money):
JPMorganChase
4 Chase Metrotech Center, 7th Floor
NY Remit One Image Lockbox #13823
Brooklyn, NY 11245-0001

Regular Mail: (with money):
EQUI-VEST New Business
P.O. Box 13823, Newark, NJ 07188-0823

AXA EQUITABLE

Express Mail: (without money):
EQUI-VEST New Business
100 Madison St., Suite 1000
Syracuse, NY 13202

Regular Mail: (without money):
EQUI-VEST New Business
P.O. Box 4704, Syracuse, NY 13221-4704

1. EQUI-VEST contract type *(Check one)*

A. ☐ TSA Public School

B. ☐ TSA 501(c)(3)

C. ☐ TSA University

2. Employer information

____
Employer/Unit Name

Unit Number ______________________________

3. Participant information *(Check appropriate boxes)*

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 9.

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other ______________

☐ Male ☐ Female

First Name ______ Middle Initial ______ Last Name ______

☐ Home
☐ Work

Birth Date *(mm/dd/yy)* ______ Age at Nearest Birthday ______ Daytime Phone Number ______

U.S.A. Primary Residential Address — **No P.O. Box Permitted** ______________________________

City ______ State ______ Zip Code ______

Social Security No. ***(Required)*** ______________________________

Vesting Start Date ______________ Date of Hire ______________

Valid Driver's License No./State Issued ID # ______ State ______ Exp. Date ______

U.S. Citizen ☐ Yes ☐ No (If No, complete below and attach copy)

Country ______ Passport # ______ U.S. Visa Type ______

4. Beneficiary(ies) information ***(See Instructions)***

Primary

1. ______________ ______________ ______ %
First Name Last Name

Relationship to Participant:
☐ Spouse
☐ Child
☐ Other: ______________

T.I.N.: ☐ S.S.N. or ☐ E.I.N. ______________

4. Beneficiary(ies) information (continued)

2. ______________ ______________ ______ %
First Name Last Name

Relationship to Participant:
☐ Spouse
☐ Child
☐ Other: ______________

T.I.N.: ☐ S.S.N. or ☐ E.I.N. ______________

Contingent

1. ______________ ______________ ______ %
First Name Last Name

Relationship to Participant:
☐ Spouse
☐ Child
☐ Other: ______________

T.I.N.: ☐ S.S.N. or ☐ E.I.N. ______________

5. Optional features **Enhanced Death Benefit Option**

Would you like to elect the 3-year Enhanced Death Benefit?

☐ YES, I would like to elect the Ratcheted Death Benefit.

☐ NO, I would like to have only the sum of contributions (adjusted for loans and withdrawals) as the Minimum Death Benefit.

Once the Ratcheted Death Benefit is elected, it cannot be terminated. A charge of .15% of the account value will be deducted on each Participation Date anniversary.

6. Contribution amount

1. If a payment will be forwarded at a later date, you must complete #1A and, if applicable, #1B. If a payment will provided when the application is signed, complete #1C only.

A. Expected first-year contribution:
Indicate the amount expected to be contributed in the first year of this contract. $ ______________
(Exclude direct transfer or rollover amounts)

B. Expected direct transfer or rollover amounts: $ ______________
(If you intend to allocate all or a portion of this amount to Special Dollar Cost Averaging, also complete #8)

C. Amount provided with this application:

(i) Total amount for investment options listed in *#7.* $ ______________

(ii) Provide a breakdown of employee and employer contributions. $ ______ Employee $ ______ Employer

2. Reminder/Contribution information:

Months to be excluded, if any, from Plan Contribution Statement (months must be consecutive and from May to September only): ______________

7. Selection of investment options and allocation percentages

Must check <u>either</u> Box A or Box B, but not both.

A. ☐ ***Maximum Transfer Flexibility.*** By checking this box, you may invest in the investment options listed in this section which are not boxed off. Transfers out of the Guaranteed Interest Option will not be limited.

B. ☐ ***Maximum Fund Choice.*** By checking this box, you may invest in any of the investment options listed in this section. Transfers out of the Guaranteed Interest Option will be limited (see prospectus for details).

Current Allocation (Applies to Boxes A and B): Select the allocation for the contributions indicated in 6A or any amounts that you may invest in these investment options in the future. You can change this allocation for future contributions at any time. The percentages entered below must be in whole numbers and total 100%.

Guaranteed-Fixed

__________% Guaranteed Interest Option (A1*)

Asset Allocation

AXA Allocation

__________% AXA Aggressive Allocation (18*)
__________% AXA Moderate Allocation (T4*)
__________% AXA Moderate-Plus Allocation (17*)

Target Allocation

__________% Target 2015 Allocation (6G*)
__________% Target 2025 Allocation (6H*)
__________% Target 2035 Allocation (6I*)
__________% Target 2045 Allocation (6J*)

Other Asset Allocation

__________% EQ/Franklin Templeton Founding Strategy (6P*)

Large Cap Stocks

__________% EQ/AllianceBernstein Common Stock (T1*)
__________% EQ/BlackRock Basic Value Equity (81*)
__________% EQ/Boston Advisors Equity Income (33*)
__________% EQ/Calvert Socially Responsible (92*)
__________% EQ/Capital Guardian Growth (74*)
__________% EQ/Davis New York Venture (6Q*)
__________% EQ/Equity 500 Index (TE*)
__________% EQ/JPMorgan Value Opportunities (72*)
__________% EQ/Large Cap Core PLUS (85*)
__________% EQ/Large Cap Growth Index (82*)
__________% EQ/Large Cap Growth PLUS (77*)
__________% EQ/Large Cap Value PLUS (89*)
__________% EQ/Lord Abbett Growth and Income (02*)
__________% EQ/Marsico Focus (94*)
__________% EQ/Montag & Caldwell Growth (34*)
__________% EQ/Mutual Shares (6F*)
__________% EQ/Oppenheimer Main Street Opportunity (6R*)
__________% EQ/T. Rowe Price Growth Stock (32*)
__________% EQ/Van Kampen Comstock (07*)
__________% Multimanager Large Cap Value (58*)

Mid Cap Stocks

__________% EQ/Lord Abbett Mid Cap Value (06*)
__________% EQ/Mid Cap Index (55*)
__________% EQ/Mid Cap Value PLUS (79*)
__________% EQ/Van Kampen Mid Cap Growth (08*)
__________% Multimanager Mid Cap Growth (59*)
__________% Multimanager Mid Cap Value (61*)

Small Cap Stocks

__________% EQ/AllianceBernstein Small Cap Growth (TP*)
__________% EQ/Franklin Small Cap Value (6E*)
__________% EQ/GAMCO Small Company Value (37*)
__________% EQ/Oppenheimer Main Street Small Cap (6B*)
__________% EQ/Small Company Index (97*)
__________% Multimanager Small Cap Growth (36*)
__________% Multimanager Small Cap Value (91*)

International Stocks/Global

__________% EQ/AllianceBernstein International (TN*)
__________% EQ/BlackRock International Value (73*)
__________% EQ/International Core PLUS (88*)
__________% EQ/Oppenheimer Global (6A*)
__________% EQ/Templeton Growth (6D*)
__________% EQ/Van Kampen Emerging Markets Equity (78*)
__________% Multimanager International Equity (65*)

AXA Allocation (Not available under Max Flex option)

__________% AXA Conservative Allocation (15*)
__________% AXA Conservative-Plus Allocation (16*)

Investment Grade Bonds (Not available under Max Flex option)

__________% EQ/Core Bond Index (96*)
__________% EQ/Evergreen International Bond (47*)
__________% EQ/Intermediate Government Bond Index (TI*)
__________% EQ/Long Term Bond (27*)
__________% EQ/PIMCO Real Return (28*)
__________% EQ/Quality Bond PLUS (TQ*)
__________% Multimanager Core Bond (69*)

High Yield Bonds (Not available under Max Flex option)

__________% EQ/Caywood-Scholl High Yield Bond (24*)
__________% Multimanager High Yield (TH*)

Cash Equivalents (Not available under Max Flex option)

__________% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

__________% EQ/Franklin Income (6C*)

Sector/Specialty

__________% Multimanager Health Care (68*)
__________% Multimanager Technology (67*)

__________% **Total (Must be 100%)**

* The number in parentheses is shown for data input only.

8. Special Dollar Cost Averaging (Special DCA)

Only available for direct transfer and rollover contributions. Choose one time period. Indicate the percentage of the contribution indicated in Section #6-1B or #6-1C to be allocated to Special DCA for the time period selected. (Choose only one)

- ☐ 3-months: ______________ %
- ☐ 6-months: ______________ %
- ☐ 12-months: ______________ %

Use the Special DCA allocation column below for amounts to be transferred under the Special DCA program.

If only allocating a portion of the direct transfer or rollover to Special DCA, you must complete the contribution allocations listed in Section 7.

Note: Your choice of Maximum Transfer Flexibility or Maximum Fund Choice as indicated in Section 7 will also apply to the investment options listed in this section.

Special DCA Allocation

Asset Allocation

AXA Allocation

__________% AXA Aggressive Allocation (18*)
__________% AXA Moderate Allocation (T4*)
__________% AXA Moderate-Plus Allocation (17*)

Target Allocation

__________% Target 2015 Allocation (6G*)
__________% Target 2025 Allocation (6H*)
__________% Target 2035 Allocation (6I*)
__________% Target 2045 Allocation (6J*)

Other Asset Allocation

__________% EQ/Franklin Templeton Founding Strategy (6P*)

Large Cap Stocks

__________% EQ/AllianceBernstein Common Stock (T1*)
__________% EQ/BlackRock Basic Value Equity (81*)
__________% EQ/Boston Advisors Equity Income (33*)
__________% EQ/Calvert Socially Responsible (92*)
__________% EQ/Capital Guardian Growth (74*)
__________% EQ/Davis New York Venture (6Q*)
__________% EQ/Equity 500 Index (TE*)
__________% EQ/JPMorgan Value Opportunities (72*)
__________% EQ/Large Cap Core PLUS (85*)
__________% EQ/Large Cap Growth Index (82*)
__________% EQ/Large Cap Growth PLUS (77*)
__________% EQ/Large Cap Value PLUS (89*)
__________% EQ/Lord Abbett Growth and Income (02*)
__________% EQ/Marsico Focus (94*)
__________% EQ/Montag & Caldwell Growth (34*)
__________% EQ/Mutual Shares (6F*)
__________% EQ/Oppenheimer Main Street Opportunity (6R*)
__________% EQ/T. Rowe Price Growth Stock (32*)
__________% EQ/Van Kampen Comstock (07*)
__________% Multimanager Large Cap Value (58*)

Mid Cap Stocks

__________% EQ/Lord Abbett Mid Cap Value (06*)
__________% EQ/Mid Cap Index (55*)
__________% EQ/Mid Cap Value PLUS (79*)
__________% EQ/Van Kampen Mid Cap Growth (08*)
__________% Multimanager Mid Cap Growth (59*)
__________% Multimanager Mid Cap Value (61*)

Small Cap Stocks

__________% EQ/AllianceBernstein Small Cap Growth (TP*)
__________% EQ/Franklin Small Cap Value (6E*)
__________% EQ/GAMCO Small Company Value (37*)
__________% EQ/Oppenheimer Main Street Small Cap (6B*)
__________% EQ/Small Company Index (97*)
__________% Multimanager Small Cap Growth (36*)
__________% Multimanager Small Cap Value (91*)

International Stocks/Global

__________% EQ/AllianceBernstein International (TN*)
__________% EQ/BlackRock International Value (73*)
__________% EQ/International Core PLUS (88*)
__________% EQ/Oppenheimer Global (6A*)
__________% EQ/Templeton Growth (6D*)
__________% EQ/Van Kampen Emerging Markets Equity (78*)
__________% Multimanager International Equity (65*)

AXA Allocation (Not available under Max Flex option)

__________% AXA Conservative Allocation (15*)
__________% AXA Conservative-Plus Allocation (16*)

Investment Grade Bonds (Not available under Max Flex option)

__________% EQ/Core Bond Index (96*)
__________% EQ/Evergreen International Bond (47*)
__________% EQ/Intermediate Government Bond Index (TI*)
__________% EQ/Long Term Bond (27*)
__________% EQ/PIMCO Real Return (28*)
__________% EQ/Quality Bond PLUS (TQ*)
__________% Multimanager Core Bond (69*)

High Yield Bonds (Not available under Max Flex option)

__________% EQ/Caywood-Scholl High Yield Bond (24*)
__________% Multimanager High Yield (TH*)

Cash Equivalents (Not available under Max Flex option)

__________% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

__________% EQ/Franklin Income (6C*)

Sector/Specialty

__________% Multimanager Health Care (68*)
__________% Multimanager Technology (67*)

__________% **Total (Must be 100%)**

* The number in parentheses is shown for data input only.

9. Special instructions

Use this section to enter the participant's mailing address if it differs from the primary residential address. Also, for any additional details regarding beneficiary, replacement, or transfer information.

For Participants whose Mailing Address differs from their Primary Residential Address in #3.

Participant's Mailing Address:

Mailing Address — P.O. Box Accepted

City State Zip Code

10. Other Required Information *(Mandatory)*

Questions in A, B, C and D must be answered.

A. Replacement Information: (Must respond to 1 and 2)

1. Do you have any other existing life insurance or annuities?
☐ **Yes** ☐ **No**

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate/contract applied for will be issued? ☐ **Yes** ☐ **No**

If **Yes,** complete the following:

Year Issued Type of Plan Company Contract Number

Company Address

B. Residence State:

The Certificate/Contract state is your primary residence state (Your primary residential address from Section 3) unless you sign the application in a different state. **If you are signing this application in a state other than your state of primary residence, check one box below:**

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.

If none of the above apply, the application must be signed in your state of Primary Residence unless we approve another state.

C. Foreign Political Persons:

Are you either: (A) A senior military, governmental, or political official in a non-U.S. country, or (B) Closely associated with or an immediate family member of such official?

☐ Yes ☐ No

If **Yes**, please identify the name of the official, office held and country:

D. Active Duty Member:

Are you currently an Active Duty* Member of the Armed Forces?

☐ Yes ☐ No (If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* "Active Duty" means full-time duty in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty training under military calls or orders specifying periods of less than 31 calendar days.

Comments:

11. Agreement

All information and statements on this Enrollment Form are true and complete to the best of my knowledge and belief. I understand that no financial professional has the authority to make or modify any certificate on AXA Equitable's behalf, or to waive or alter any of AXA Equitable's rights and regulations. ***I understand that the annuity account value attributable to allocations to the variable investment options of the separate account or variable annuity benefit payments may increase or decrease and are not guaranteed as to dollar amount.*** **• I acknowledge receipt of the most current EQUI-VEST Strategies prospectus. After reviewing my financial information and goals with my agent, I believe this contract will meet my insurable needs and financial objectives.**

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the Enrollment Form below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

By signing this Enrollment Form the Participant acknowledges that he or she is buying the certificate/contract for its feature and benefits other than tax deferral, as the tax-deferral feature of the certificate/contract does not provide additional benefits.

X ______________________________ ______________ ______________________ ________

Proposed Participant's Signature **Date (mm/dd/yy)** **City** **State**

EQUI-VEST® REPRESENTATIVE REPORT

Please print in black ink.

All questions must be answered.

A. I CERTIFY THAT A PROSPECTUS AND SUPPLEMENT(S) FOR THE CERTIFICATE HAVE BEEN GIVEN TO THE PROPOSED PARTICIPANT AND THAT NO WRITTEN SALES MATERIALS OTHER THAN THOSE APPROVED BY AXA EQUITABLE HAVE BEEN USED. **(THE REPRESENTATIVE WHO SECURES THIS ENROLLMENT FORM MUST SIGN IN THE SPACE PROVIDED BELOW.)**

☐ YES

B. DO YOU HAVE REASON TO BELIEVE THAT ANY LIFE INSURANCE OR ANNUITY HAS BEEN OR WILL BE SURRENDERED, WITHDRAWN FROM, LOANED AGAINST, CHANGED OR OTHERWISE REDUCED IN VALUE, OR REPLACED IN CONNECTION WITH THIS TRANSACTION, ASSUMING THE CERTIFICATE APPLIED FOR WILL BE ISSUED ON THE LIFE OF THE PARTICIPANT?

☐ YES ☐ NO (IF YES, ATTACH A COPY OF THE REPLACEMENT ACKNOWLEDGEMENT FORM.)

C. DID YOU (i) VERIFY THE IDENTITY BY REVIEWING THE DRIVER'S LICENSE/PASSPORT OF THE PROPOSED PARTICIPANT, (ii) INQUIRE ABOUT THE SOURCE OF THE CUSTOMER'S ASSETS AND INCOME?

☐ **YES (IF YOU ARE UNABLE TO ANSWER YES TO BOTH THESE QUESTIONS, CONTACT YOUR BRANCH MANAGER.)**

NAME AND SIGNATURE OF THE FINANCIAL REPRESENTATIVE WHO ANSWERED THE ABOVE QUESTIONS AND VERIFIED THE ABOVE DOCUMENTS.

PRINT NAME ____________________ SIGNATURE ____________________ DATE (mm/dd/yy) ____________

EQUI-VEST ISSUES MUST ADEQUATELY REFLECT THE COMMISSION INTEREST OF ALL REPRESENTATIVES ON PREVIOUS CONTRACTS.

PRINT REPRESENTATIVE(S) NAME(S) (SERVICE REPRESENTATIVE FIRST)	LAST NAME INITIAL	REPRESENTATIVE NUMBER	REPRESENTATIVE %	AGENCY CODE	REPRESENTATIVE INSURANCE LICENSE#*

**WHERE REQUIRED BY STATE REGULATIONS*

ENROLLMENT FORM INSTRUCTIONS FOR REPRESENTATIVE

Please read before completing Enrollment Form.

A. GENERAL

- No Enrollment Form will be processed without an EQUI-VEST® Representative's Report.
- All checks must be made payable to AXA Equitable.
- Print neatly or type (except where signatures are required).
- Do not abbreviate.
- Any corrections must be initialed by Participant.
- Unless otherwise indicated, complete all sections.

B. ITEM

1. EQUI-VEST CONTRACT TYPE

Select either TSA Public School, TSA 501(c)(3) or TSA University.

2. EMPLOYER INFORMATION

The Employer/Unit Name and Unit # must be provided.

3. PARTICIPANT INFORMATION

The participant on whose life annuity benefits are determined and upon whose death a death benefit is payable. Please note: Date of birth and social security number are mandatory. The maximum participant issue age is 79.

4. BENEFICIARY(IES) INFORMATION

The individual who will receive the death benefit upon the death of the Participant. Your client must name a primary beneficiary(ies) and may also name a contingent beneficiary.

5. OPTIONAL FEATURES

Death Benefit Option: This option resets the guaranteed death benefit every third contract anniversary date to the annuity account value, if greater than the previously established guaranteed death benefit (adjusted for loans, withdrawals and contributions). It has a 15 basis point charge that is deducted annually from the annuity account value. If this is not elected, the regular death benefit explained in the prospectus will apply. This feature is only available at certificate issue, and cannot be terminated once elected.

6. CONTRIBUTION AMOUNT

If payment is to be made after the Enrollment Form is signed, the signed Enrollment Form must be submitted and payment must be forwarded promptly upon receipt. Part #6-1A and or 6-1B must be completed in all cases. Part #6-1C is ***only*** completed when payment is made at the time the Enrollment Form is signed.

8. SPECIAL DOLLAR COST AVERAGING (SPECIAL DCA)

The Special DCA program is only available for Direct Transfer or Rollover contributions. A minimum contribution amount of $2,000 is needed in order to elect the Special DCA program. Only one time period may be in effect at any time, and once a time period is selected, it cannot be changed. Contribution(s) made to the Special DCA program will be credited with the interest rate in effect on the date the first contribution is received by AXA Equitable and allocated to the time period initially selected. Transfers from Special DCA to the Guaranteed Interest Option or another Special DCA time period are not allowed.

9. SPECIAL INSTRUCTIONS

Use this section to enter the participant's mailing address if it differs from the primary residential address. Also, for any additional details regarding beneficiary, replacement, or transfer information.

10. OTHER REQUIRED INFORMATION

A, B, C and D must be completed.

11. AGREEMENT

Participant must sign the Enrollment Form.

REPRESENTATIVE REPORT

If you are not able to see the driver's license or passport of the participant at the time the enrollment form is signed, you can arrange for the client to send you photocopies by mail. However, the enrollment form should not be submitted for processing until you have reviewed the copies and answered YES to this question on the Representative's Report. If you are uncertain how to proceed in a specific situation, contact your Branch Controls Manager.